                                                                    Exhibit 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated October 31, 1997, accompanying the consolidated financial statements included in the Annual Report of Ciprico Inc. and subsidiaries on Form 10-KSB for the year ended September 30, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Ciprico Inc. and Subsidiaries on Forms S-8 (File No. 2-89276, File No. 2-96358, File No. 33-5746, File No. 33-14466, File No.
33-47840, File No. 33-78116, File No. 33-64999, File No. 33-65001, File No.
333-02931 and File No. 333-02933).




/s/ GRANT THORNTON LLP


Minneapolis, Minnesota
December 15, 1997